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Exhibit 5

                       INCORPORATED UNDER THE LAWS OF THE

                                 STATE OF UTAH

            [SEAL]                      [LOGO]                         [SEAL]
                                                      CUSIP NO. 917314 106

                                 USIP.COM, INC.

         25,000,000 AUTHORIZED SHARES   $.01 PAR  VALUE  NON-ASSESSABLE

THIS CERTIFIES THAT

IN THE RECORD HOLDER OF       SPECIMEN       SPECIMEN       SPECIMEN


SHARES OF                        USIP.COM, INC.                    COMMON STOCK

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.
 WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES
                        OF ITS DULY AUTHORIZED OFFICERS.

                          COUNTER SIGNED AND REGISTERED
                             COLONIAL STOCK TRANSFER
DATED:                            SALT LAKE CITY

                                   [illegible]

                          BY
                             TRANSFER STOCK AND REGISTRAR - AUTHORIZED SIGNATURE


/s/  Joseph John Passalaqua                                /s/ Craig Burton

     SECRETARY                                                   PRESIDENT

                                     [SEAL]